Exhibit Index
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SUB-ITEM 77D

      Changes to certain of the Funds'  investment  policies are filed herein as
      Exhibit 99.77D.

SUB-ITEM 77Q1

      Articles Supplementary to the Articles of Incorporation, filed April 9, 1997, are filed herein as Exhibit 99.77Q1.